UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2013

ACCELPATH, INC
(Exact name of registrant as specified in its charter)

Delaware	000-27023	45-5151193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

352A Christopher Avenue Gaithersburg, Maryland 20879
(Address of Principal Executive Offices)

(240)780-7138

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On April 1, 2013, AccelPath, Inc. (“AccelPath” or the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with Southridge Partners, II (“Southridge”) whereby Southridge exchanged 100 shares of the Company’s Series E Preferred Stock (the “Series E Preferred Stock”) for a newly issued convertible promissory note in the principal amount of $108,972.22 (the “Exchange Note”).  The Exchange Note accrues interest at a rate of 5% per annum and is due on December 31, 2014.  Southridge has the option to convert all or a portion of the principal amount of the Exchange Note plus accrued interest into shares of the Company’s Common Stock at a per share conversion price equal to the then current market price multiplied by .5. After this exchange, there are no longer any shares of Series E Preferred Stock outstanding.

On April 1, 2013, the Company amended the following promissory notes held by Southridge (the “Debt Amendment”) to give Southridge the option to convert all or a portion of the principal amount of such notes plus accrued interest into shares of the Company’s Common Stock at a per share conversion price equal to the then current market price multiplied by .5 and to extend the maturity date of such notes to December 31, 2014: Promissory Note dated February 10, 2012 in the principal amount of $40,000 and Promissory Note dated July 18, 2012 in the principal amount of $100,000.

The above description of the Exchange Agreement, Exchange Note and the Debt Amendment does not purport to be complete and is qualified in its entirety by the full text of such documents, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in to this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Filing of Series H Certificate of Designation

On April 3, 2013, the Company filed the Series H Convertible Preferred Stock Certificate of Designation with the Secretary of State of Delaware (the “Certificate of Designation”) authorizing 51 shares of AccelPath’s Series H Convertible Preferred Stock, and to establish the rights, preferences, privileges and obligations thereof.

As set forth in the Certificate of Designation, each one (1) share of the Series H Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote is 5,000,000 the voting rights of one share of the Series H shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036). With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series H Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate of Incorporation or bylaws.  If the Company effects a stock split which either increases or decreases the number of shares of Common Stock outstanding and entitled to vote, the voting rights of the Series H Preferred Stock shall not be subject to adjustment unless specifically authorized.

The foregoing summary does not purport to be a complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Issuance of Shares of Series H Convertible Preferred Stock

On April 4, 2013, AccelPath issued 51 shares (the “Shares”) of its Series H Preferred Stock to Shekhar Wadekar, a Director and the Chief Executive Officer of the Company, for accrued compensation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in to this Item 3.02.

The issuance of the Shares and the Exchange Note were not registered under the Securities Act of 1933, and were made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof because the issuances of the securities did not involve a public offering. The offerings were not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the transactions, size of the offerings, the manner of the offerings and the number of securities offered.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Filed with this Current Report	Incorporated by reference
			Form	Filing Date	Exhibit No.
4.1	Series H Convertible Preferred Stock Certificate of Designation filed with the Secretary of State of Delaware on April 3, 2013	x
10.1	Exchange Agreement between the Company and Southridge dated April 1, 2013	x
10.2	Exchange Note in favor of Southridge dated April 1, 2013	x
10.3	Debt Amendment between the Company and Southridge dated April 1, 2013	x

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCELPATH, INC.

By:	/s/ Shekhar Wadekar
Chief Executive Officer

Date: April 4, 2013

Exhibit Index

Exhibit No.	Description	Filed with this Current Report	Incorporated by reference
			Form	Filing Date	Exhibit No.
4.1	Series H Convertible Preferred Stock Certificate of Designation filed with the Secretary of State of Delaware on April 3, 2013	x
10,1	Exchange Agreement between the Company and Southridge dated April 1, 2013	x
10.2	Exchange Note in favor of Southridge dated April 1, 2013	x
10.3	Debt Amendment between the Company and Southridge dated April 1, 2013	x